Exhibit 11.1

Charter of the Audit Committee of the Board of Directors of
Plymouth Rock Technologies Inc. (the "Company")

A. ROLE

The overall purpose of the Audit Committee (the "Committee") is to assist the Board in fulfilling its responsibility to ensure that the Company's management has designed and implemented an effective system  of internal financial control, to review and report on the integrity of the financial statements and related financial disclosure of the Company and to review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information.

B. COMPOSITION, PROCEDURES AND ORGANIZATION

1. The Committee shall consist of at least three members of the Board of Directors (the "Board").

2. The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the Committee for the ensuing year.  The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

3. Unless the Board shall have appointed a chair of the Committee, the members of the Committee shall elect a chair and a secretary from among their number.

4. The quorum for meetings shall be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.

5. The Committee shall have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

6. Meetings of the Committee shall be conducted as follows:

(a) the Committee shall meet at least twice annually (before and after the annual audit) at such times and at such locations as may be requested by the chair of the Committee.  The external auditors or any member of the Committee may request a meeting of the Committee;

(b) the external auditors shall receive notice of and have the right to attend all meetings of the Committee; and

(c) management representatives may be invited to attend all meetings except private sessions with the external auditors.

7. The external auditors shall have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary.  The Committee, through its chair, may contact directly any employee in the Company as it deems necessary, and any employee may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

C.  RESPONSIBILITIES AND PROCESSES

1. The Committee's primary responsibilities are as follows:

(a) to assist the Board in the discharge of its responsibilities relating to the Company's accounting principles, reporting practices and internal controls and its approval of the Company's annual and quarterly consolidated financial statements and related financial disclosure;

(b) to establish and maintain a direct line of communication with the Company's internal and external auditors and assess their performance;

(c) pre-approve all audit services and permissible non-audit services as may be amended from time to time;

(d) to ensure that the management of the Company has designed, implemented and is maintaining an effective system of internal financial control; and

(e) to report regularly to the Board on the fulfillment of its duties and responsibilities.

2. The duties of the Committee relating to its oversight responsibilities are:

(a) to recommend to the Board a firm of external auditors to be engaged by the Company, and to verify the independence of such external auditors;

(b) to review and approve the fee, scope and timing of the audit and other related services rendered by the external auditors;

(c) review the audit plan of the external auditors prior to the commencement of the audit;

(d) to discuss with the independent auditor and CFO's financial and accounting personnel, both together and separately, the adequacy and effectiveness of the internal controls over financial reporting; whereby eliciting recommendations for the improvement of such internal control procedures or specific areas where new or more detailed controls may be desirable;

(e) to provide sufficient opportunity for the independent auditor to meet with members of the Committee without members of management present, to perform an evaluation of the CFO's financial and accounting personnel and the cooperation that the independent auditor received during the course of the audit;

(f) to discuss with the external auditors the quality and not just the acceptability of the Company's accounting principles; and

(g) to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.

3. The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

(a) review the appropriateness and effectiveness of the Company's policies and business practices which impact on the financial integrity of the Company, including those relating to internal auditing, insurance, accounting, information services and systems and financial controls, management reporting and risk management;

(b) review compliance under the Company's business conduct and ethics policies and to periodically review these policies and recommend to the Board changes which the Committee may deem appropriate;

(c) review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company; and

(d) periodically review the Company's financial and auditing procedures and the extent to which recommendations made by the external auditors have been implemented.

4. The Committee is also charged with the responsibility to:

(a) review the Company's quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(b) review and approve the financial sections of the annual report to shareholders; annual and interim MD&A; prospectuses; news releases discussing financial results of the Company; and any other public reports of a financial nature requiring approval by the Board, and report to the Board with respect thereto;

(c) review regulatory filings and decisions as they relate to the Company's financial statements;

(d) review the appropriateness of the policies and procedures used in the preparation of the Company's financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(e) review and report on the integrity of the Company's financial statements;

(f) review the minutes of any audit committee meeting of subsidiary companies (if applicable);

(g) review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(h) review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of financial information; and

(i) develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board of Directors following each annual general meeting of shareholders.